UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December17, 2008

IDO SECURITY INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	38-3762886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York, NY 10004
(Address of principal executive offices, including Zip Code)

646-214-1234
(Registrant’ s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On December 17, 2008, IDO Security Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $1,066,540 in principal amount of Secured Convertible Promissory Note due April 20, 2010 (collectively the “December 2008 Notes”) and Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). In addition, in connection with the issuance of the December 2008 Notes and the Series A Preferred Stock, the Company issued to the investors warrants (the “Warrants”; together with the December 2008 Notes and the Series A Preferred Stock, the “Purchased Securities”) to purchase in the aggregate up to 7,110,268 shares of the Company’s common stock par value $0.001 (the “Common stock”) at a per share exercise price equal to $0.25. The Purchased Securities were issued pursuant to a Subscription Agreement dated as of October 31, 2008 between the Company and the purchasers, each of which had previously purchased similar secured convertible promissory notes from the Company, specifically the Company’s secured convertible promissory notes issued in December 2007 (the “December 2007 Notes”). The amount raised included $498,815.80 in principal amount of loans advanced to Company between April and November 2008 by two purchasers that were offset against such purchasers’ respective purchases of the Purchased Securities. The Company raised $567,724 from the Private Placement, before the payment of offering related fees and expenses. The investors attached certain conditions to the Company’s use of proceeds.

    The December 2008 Notes are convertible into shares of Common Stock at the holder's option at any time at an initial conversion price of $0.15 per share (the “Fixed Conversion Price”), subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger and as further described below. Interest on the December 2008 Notes accrues at the rate of 10% per annum and is payable upon a required repayment (discussed below) or upon maturity, whichever occurs first, and will continue to accrue until the December 2008 Notes are fully converted and/or paid in full. From and after an event of default under the December 2008 Notes and for so long as the event of default is continuing, the December 2008 Notes will bear default interest at a rate of the lesser of 15% per annum or the maximum rate permitted by applicable law.

    Commencing on April 30, 2009, and thereafter on the last day of each subsequent calendar month until the principal amount of the December 2008 Notes has been paid in full, the Company is required to prepay 8.33% of the aggregate principal amount of the December 2008 Notes originally issued, together with all accrued interest due and payable on the entire outstanding amount up to such repayment date. The amount may be paid, at the Company’s election, either in (i) cash, at 110% of the principal amount due and 100% of all other amounts due or (ii) shares of Common Stock at a rate equal to the lower of (A) the Fixed Conversion Price of $0.15 or (B) 75% of the average of the closing bid price of the Common Stock for the ten trading days ending on the trading day immediately preceding the Scheduled Payment Date; provided, that, if such monthly amount is to be paid with shares of Common Stock, it will be automatically deferred unless the holder gives notice to the Company at least five (5) days before a repayment date that the holder will accept payment of such monthly amount in the form of Common Stock.

    Under the terms of the December 2008 Notes, the occurrence of any of the following constitute events of default (each an “Event of Default”): (i) the Company’s failure to pay the principal, principal or other sum when due and such failure continues for five business days after the due date, (ii) the Company’s breach of any material covenant or other term or condition of the Subscription Agreement or  any other transaction document in any material respect and such breach continues for 10 business days after notice thereof from the holder, (iii) any material representation or warranty that the Company makes in the Subscription Agreement or any agreement, statement or certificate furnished in connection therewith shall be false or misleading in any material respect, (iv) the assignment by the Company for the benefit of creditors or application for or consent to the appointment of a receiver or trustee, or such receiver or trustee shall otherwise be appointed, (v) the entry of a monetary judgment or similar process in excess of $500,000 if such judgment remains unvacated for 45 days, (vi) ) a default by the Company under any one or more obligations in an aggregate amount in excess of $200,000 for more than 20 days after the due date unless the Company is contesting the validity of such obligation in good faith, (vii) the Company’s insolvency or liquidation or a bankruptcy event, (viii) the de-listing of the Common Stock from over the over-the-counter Bulletin Board or any other principal market or exchange or the failure of the Company to comply with the conditions for continued listing for 15 consecutive trading days, (ix) the entry of a stop trade order (judicial or by the Securities and Exchange Commission) or principal market trading suspension that lasts for five consecutive trading days or more, (x) the Company’s failure to timely deliver Common Stock to the holder pursuant to and in the form required by the Subscription Agreement or the Securities, (xi) the effectuation of a reverse split of the Common Stock without 20 days prior written notice to the Investor, (xii) the Company’s failure to have reserved for issuance upon conversion of any of the notes the amount of Common stock into which such notes may be converted, (xiii) a material restatement by the Company of any prior financial statements,  (xiv) a default by the Company of any material obligations under the Security Agreement referred to below and (xv) the Company’s default of a material term, covenant, warranty or undertaking of any other agreement to which the Company and the investors are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

    The Company’s obligations under the December 2008 Notes are secured by a security interest in substantially all of its assets pursuant to a prior Security Agreement dated as of December 24, 2007 between it and the purchasers of the 2008 Notes.

As a part of the Private Placement, the Company issued to the purchasers of the December 2008 Notes 26,664 shares of its newly created Series A Preferred Stock. Each purchaser of the December 2008 Notes received shares of the Company’s Series A Preferred Stock with a stated value of $100 equal to 250% of the principal amount of the December 2008 Notes issued to such investor. The Series A Preferred Stock was authorized in accordance with a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Nevada Secretary of State, effective as of December 11, 2008. A total of 34,000 shares of  Series A Preferred Stock were so authorized.

Shares of Preferred Stock have not been registered and are restricted under the securities laws and pay a dividend of 10% per annum. So long as the Series A Preferred Stock is outstanding, unless waived by the holders of 66 2/3% of the Series A Preferred Stock then outstanding, the dividend rate shall increase to 15%. In addition, shares of the Series A Preferred Stock do not vote separately as a class (but do vote on an “as-converted” to common stock basis) and have a liquidation preference equal to the stated value of the shares. Each share of Preferred Stock has a stated value of $100 and is convertible into shares of the Company’s common stock at $.05 per share.

    Commencing on April 30, 2009, and thereafter on the last day of each subsequent calendar month, the Company is required to redeem 8.33% of the aggregate outstanding stated value of the Series A Preferred Stock until the stated value and all accrued dividends have been paid in full. Redemption payments on the Series A Preferred Stock may be made, at the election of the Company, in cash or shares of Common Stock, in the same manner as provided above with respect to the December 2008 Notes, subject to automatic deferral in the case of payment in shares unless the holder gives notice to the Company of such holder’s agreement to accept payment in shares.

    The Warrants are exercisable through October 31, 2013 at a per share exercise price of $0.25.  The warrants include a ‘cashless exercise’ provision.

    Holders of the Purchased Securities are subject to certain limitations on their rights to convert the securities. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% or 9.99% of the then outstanding shares of the Company after such conversion and/or exercise.

    In connection with the December 2008 Private Placement, the holders of the requisite amount of outstanding December 2007 Notes have waived, through December 31, 2008, all existing defaults under such Notes. In addition, as a result of the December 2008 Private Placement, the per share conversion price in principal amount of the December 2007 Notes outstanding as of the date hereof, as well as the per share exercise price with respect to the warrants issued in connection therewith the December 2007 Notes, has been adjusted to $0.15.

    Under the Subscription Agreement, the Company also agreed that other than in connection with certain excepted issuances, if at any time any of the Purchased Securities are outstanding, the Company shall offer, issue or agree to issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the conversion or exercise price in respect of the Purchased Securities, without the consent of Subscribers holding 66.67% of the outstanding principal amount of the December 2008 Notes, then the Company shall issue, for each such occasion, additional shares of Common Stock to each subscriber respecting each of the Purchased Securities that remain outstanding at the time of the Lower Price Issuance so that the average per share purchase price of the shares of Common Stock issued to the subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the conversion price and exercise price, as the case may be, of each of the outstanding Purchased Securities shall automatically be reduced to such other lower price.

    The Company also agreed that until the expiration of the Exclusion Period (defined below) and during the pendency of an Event of Default, except for certain excepted issuances, the Company agreed to not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of investors, which consent may be withheld for any reason.   For so long as any of the Purchased Securities is outstanding, except for such excepted issuances, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.  The “Exclusion Period” ends on the first to occur of (i) April 30, 2009, or (ii) until all the shares issuable upon exercise of the December 2008 Notes and Warrants have been resold or transferred by the subscribers pursuant to Rule 144, without regard to volume limitations.  Under certain circumstances, the Exclusion Period will be tolled.

    In addition, for a period of one year, investors will have a right of first refusal to participate, in proportion to the their holdings in any proposed sale by the Company of its common stock or other securities or debt obligations, other than with respect to shares issued in connection with mergers, employee stock option plans and capital raises where the shares issued will not be registered.

    The offering was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.  In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offers and sales involved existing investors; (2) the investors had access to information regarding the Company; (3) each investor represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company and (c) acquired the shares for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (4) a restrictive legend was placed on each certificate or other instrument evidencing the Purchased Securities.

    The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement filed as Exhibit 10.1, the Form of  Senior Secured Convertible Promissory Noted  filed as Exhibit 4.1, the Certificate of Designation of Series A Preferred Stock filed as Exhibit 4.2, the form of Warrant filed as Exhibit 4.3 and the Modification, Waiver and Consent Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K (collectively, the "Transaction Documents"), all of which are incorporated herein by reference. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company's public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

    The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.03.

    On of December 11, 2008, the Board of Directors amended Section 9.1 of the Company’s Bylaws to delete a provision included therein requiring that where the Company has more than one class of stock or more than one series of any class, certain of the rights, qualification and restrictions pertaining to such rights be summarized or set forth on the face or back of the stock certificate which the Company issues to represent such stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

3.1	Certificate of Designation of Series A Preferred Stock filed December 11, 2008.

4.1	Form of Secured Convertible Promissory Note due April 30, 2010.

4.2	Form of Warrant issued as of October 31, 2008

10.1	Subscription Agreement dated as of October 31, 2008 by and between IDO Security Inc and the investors.

10.2	Modification, Waiver and Consent Agreement dated as of December 17, 2008 between IDO Security Inc. and certain of the holders of certain of the Company’s previously issued notes.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	IDO SECURITY INC.

	By:	/s/ Michael Goldberg
Acting Chief Executive Officer